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Exhibit 10.1  First Amendment to Employment Agreement between Citizens First
Corporation and Steve Marcum dated as of September 21, 2006.


                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, made and entered into as of this 21st day of September, 2006, by and between CITIZENS FIRST CORPORATION, a Kentucky corporation ("Employer"), and STEVE MARCUM, an individual ("Marcum").
         WHEREAS, the parties hereto entered into that certain Employment Agreement dated October 24, 2005; and WHEREAS, the parties desire to amend the Employment Agreement to alter the manner in which Marcum is compensated. NOW, THEREFORE, for and in consideration of the mutual terms, conditions and benefits to be obtained by the parties to this
First Amendment to Employment Agreement, the receipt and sufficiency of which the parties hereby acknowledge, Employer and Marcum agree to amend the Employment Agreement between them dated October 24, 2005 as follows:
         Employer and Marcum hereby revoke Paragraph 5 of the Employment Agreement and replace this paragraph with the following language:

         5. COMPENSATION. Marcum's salary shall be at the annualized rate established by Employer's Board of Directors, after recommendation to the Board of Directors by the Board of Directors Compensation Committee, at the commencement of each calendar year that the Employment Agreement is in effect and must be set forth in a resolution of the Board of Directors, duly adopted by the Board of Directors, and properly reflected in the minutes of the Board of Directors. Any purported agreement for additional compensation or for an adjustment in compensation which is not so evidenced
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by a written resolution of Employer's Board of Directors shall not be enforceable, and shall be of no force or effect whatsoever. Marcum's salary shall be paid in equal bi-weekly installments. All other terms and conditions contained in the October 24, 2005 Employment Agreement remain unchanged and in full force and effect.
         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as of the day and year first above written.

                           CITIZENS FIRST CORPORATION

                       BY: ___/s/ Mary Cohron________________
                         MARY COHRON,President and Chief Executive Officer

                               /s/ Steve Marcum
                           ---------------------------------------
                               STEVE MARCUM
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